EXHIBIT 99.1

The following unaudited pro forma financial information is subject to revision related to purchase price adjustments, which could have an impact on the accompanying financial information.

The following unaudited pro forma condensed consolidated financial statements are attached hereto:

Unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002.

Unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 and notes thereto.

Unaudited Pro Forma Condensed Consolidated Financial Information Of

Orchid Biosciences, Inc.

On January 22, 2004, Orchid BioSciences, Inc. (the Company) and Tepnel Life Sciences PLC (Tepnel) announced that Tepnel has completed its acquisition of certain assets and liabilities of the Company’s diagnostics unit. The diagnostics unit, which will now operate as Tepnel Lifecodes Corporation in the US and Tepnel Diagnostics Limited in Europe, provides systems, consumables and services for HLA testing for organ transplantation, and genetic screening for disease predisposition, as well as certain related support services.

Under the terms of the agreement, Tepnel has acquired the product and services business of the Company’s diagnostics unit in the US, the UK and Belgium, including its LifeMatch™ system and consumable product line for HLA testing and its Elucigene™ product line for testing of certain genetic diseases, and assumed certain liabilities of the diagnostics business, for $3.45 million in cash, subject to certain post-closing adjustments. Tepnel has taken control of the facilities formerly occupied by the Company’s diagnostic unit in Stamford, Connecticut and Brussels, Belgium.

The following presents certain unaudited pro forma condensed consolidated financial information for the Company for the periods as indicated. The unaudited pro forma condensed consolidated financial information gives effect to the sale of the Company’s diagnostic unit on January 21, 2004 as if the transaction had occurred on (i) January 1, 2002, for purposes of the pro forma statements of operations for the year ended December 31, 2002 and for the nine-months ended September 30, 2003 and (ii) as of September 30, 2003 for purposes of the pro forma balance sheet as of September 30, 2003. The pro forma financial information was prepared using the assumptions described below and in the related notes thereto.

The unaudited pro forma condensed consolidated financial information reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma adjustments related to the sale of the diagnostics unit are preliminary and based on information obtained to date that is subject to revision as additional information becomes available. Any such revisions could have an impact on the accompanying financial information. The unaudited pro forma financial information does not purport to represent the results of operations or financial position that would have resulted had the transactions to which pro forma effect is given been consummated as of the dates or for the periods indicated. The unaudited pro forma financial statements have not been adjusted for certain cost savings that the Company may realize in connection with the sale of its diagnostics unit.

For purposes of the unaudited pro forma condensed consolidated statements of operations, the Company’s historical consolidated statement of operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003 includes the results of operations of the Company’s diagnostic unit as a discontinued operation. In addition, the Company’s historical condensed consolidated balance sheet as of September 30, 2003 reflects the assets and liabilities of the Company’s diagnostic unit as held for sale.

The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company as reported in the Company’s annual report on Form 10-K as of and for the fiscal year ended December 31, 2002, and the Company’s quarterly report on Form 10-Q as of and for the nine months ended September 30, 2003.

ORCHID BIOSCIENCES, INC.

AND SUBSIDIARIES

Unaudited Condensed Consolidated Proforma Balance Sheet

September 30, 2003

(In thousands, except share and per share data)

	Historical	Proforma Adjustments(1)		Proforma
Assets
Current assets:
Cash and cash equivalents	$10,779	$1,900	(1)	12,679
Restricted cash	1,900	450	(1)	2,350
Accounts receivable, net	8,833	—		8,833
Inventory	1,064	—		1,064
Prepaids and other current assets	1,734	—		1,734
Assets of a business component held for sale	6,520	(6,520	)(2)	—

Total current assets	30,830	(4,170)		26,660

Fixed assets, net	11,190	—		11,190
Goodwill, net	2,598	—		2,598
Other intangibles, net	15,287	—		15,287
Restricted cash	1,485	—		1,485
Other assets	513	—		513

Total assets	$61,903	$(4,170)		57,733

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,083	$—		4,083
Accrued expenses	8,981	—		8,981
Current portion of long-term debt	2,429	—		2,429
Deferred revenue	2,565	—		2,565
Liabilities of a business component held for sale	2,370	(2,370	)(2)	—

Total current liabilities	20,428	(2,370)		18,058
Long-term debt, less current portion	492	—		492
Accrued restructuring, less current portion	655	—		655
Other liabilities	466	—		466

Redeemable Convertible Series A preferred stock;
Designated 1,680 shares; $.001 per share par value; 1,675 shares issued; 1,041 and 0 shares outstanding as of September 30, 2003 and December 31, 2002, respectively; stated, minimum redemption and liquidation value of $10,410	8,067	—		8,067
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value. Authorized 5,000,000 shares; 1,675 shares issued and 1,041 shares outstanding as of September 30, 2003 and 0 shares issued and outstanding at December 31, 2002 (reported above)	—	—		—
Series A junior participating preferred stock, $.001 par value. Designated 1,000,000 shares; no shares issued or outstanding
Common stock, $.001 par value. Authorized 150,000,000 shares; issued and outstanding 71,321,627 and 55,738,781 at September 30, 2003 and December 31, 2002, respectively	71	—		71
Common Stock to be issued	174	—		174
Additional paid-in capital	312,514	—		312,514
Deferred compensation	(512)	—		(512)
Accumulated other comprehensive income	977	—		977
Accumulated deficit	(281,429)	(1,800	)(3)	(283,229)

Total stockholders’ equity	31,795	(1,800)		29,995

Total liabilities and stockholders’ equity	$61,903	$(4,170)		57,733

(1)	Reflects an increase in cash for the net proceeds from the sale of our Diagnostics unit as if the sale occurred on September 30, 2003. We have reflected $450 as restricted cash, as this amount is held in escrow until the final amount of the sale is agreed to by the Company and Tepnel. We have also reflected selling costs of approximately $1,100 as a reduction of the cash proceeds expected from the sale.
(2)	Reflects a reduction of our Diagnostic assets and liabilities held for sale to zero.
(3)	Reflects the estimated loss on sale from the sale of our Diagnostics business unit.

ORCHID BIOSCIENCES, INC.

AND SUBSIDIARIES

Unaudited Condensed Consolidated Proforma Statement of Operations

Nine months ended September 30, 2003

(In thousands, except share and per share data)

(unaudited)

	As Reported	Proforma Adjustments	Proforma (A)
Revenues:
Service revenues	36,541	—	36,541
Other revenues	394	—	394

Total revenues	36,935	—	36,935

Operating expenses:
Cost of service revenues	21,363	—	21,363
Research and development	3,006	—	3,006
Marketing and sales	4,692	—	4,692
General and administrative	18,048	—	18,048
Impairment of assets	837	—	837
Restructuring	(155)	—	(155)
Amortization of intangible assets	1,360	—	1,360

Total operating expenses	49,151	—	49,151

Operating loss	(12,216)	—	(12,216)
Other income (expense):
Interest income	78	—	78
Interest expense	(414)	—	(414)
Other income/(expense)	1,782	—	1,782

Total other income/(expense), net	1,446	—	1,446

Loss from continuing operations before income taxes	(10,770)	—	(10,770)
Income tax (expense)/benefit	(1,609)	—	(1,609)

Loss from continuing operations	(12,379)	—	(12,379)
Discontinued operations:
Loss on sale of business	—
Loss from operations of a business held for sale	(5,210)	5,210	—

Net loss	(17,589)	5,210	(12,379)
Dividends to Series A Preferred Shareholders	(440)		(440)
Accretion of Series A Preferred Stock discount resulting from conversions	(1,428)		(1,428)
Beneficial conversion feature of redeemable preferred stock	(744)		(744)

Net loss allocable to common stockholders	$(20,201)	5,210	$(14,991)

Basic and diluted loss from continuing operations per share allocable to common stockholders	$(0.25)		$(0.25)
Basic and diluted loss from discontinued operations per share	$(0.09)		$—
Basic and diluted net loss per share allocable to common stockholders	$(0.34)		$(0.25)
Shares used in computing basic and diluted net loss per share allocable to common stockholders	59,229,193		59,229,193

(A)	This unaudited condensed consolidated proforma statement of operations does not include the estimated loss of $1,800 from the sale of the Diagnostics business unit.

ORCHID BIOSCIENCES, INC.

AND SUBSIDIARIES

Unaudited Proforma Condensed Consolidated Statements of Operations

Year ended December 31, 2002

(In thousands, except share and per share data)

(unaudited)

	As Reported	Proforma Adjustments	Proforma (A)
Revenues:
Product revenues and access fees	2,454		2,454
Clinical laboratory testing	44,597	—	44,597
License, grant and other revenues	3,374	—	3,374

Total revenues	50,425	—	50,425

Operating expenses:
Cost of product revenues and access fees	1,690		1,690
Cost of clinical laboratory testing	25,957	—	25,957
Research and development	21,006	—	21,006
Marketing and sales	8,701	—	8,701
General and administrative	32,967	—	32,967
Impairment of assets	20,771	—	20,771
Restructuring	6,880	—	6,880
Amortization of intangible assets	3,039	—	3,039

Total operating expenses	121,011	—	121,011

Operating loss	(70,586)	—	(70,586)
Other income (expense):
Interest income	536	—	536
Interest expense	(583)	—	(583)
Other income/(expense)	(117)		(117)
Loss on sale of assets	(921)	—	(921)

Total other income/(expense), net	(1,085)	—	(1,085)

Loss from continuing operations before income taxes	(71,671)	—	(71,671)
Income tax (expense)/benefit	577	—	577

Loss from continuing operations	(71,094)	—	(71,094)
Discontinued operations:
Loss from operations of a business held for sale	(9,003)	9,003	—

Net loss	(80,097)	9,003	(71,094)
Basic and diluted loss from continuing operations per share allocable to common stockholders	$(1.32)		$(1.32)
Basic and diluted loss from discontinued operations per share	$(0.17)		$—
Basic and diluted net loss per share allocable to common stockholders	$(1.48)		$(1.32)
Shares used in computing basic and diluted net loss per share allocable to common stockholders	54,000,873		54,000,873

(A)	This unaudited condensed consolidated proforma statement of operations does not include the estimated loss of $1,800 from the sale of the Diagnostics business unit.